Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-252684) of Immersion Corporation and subsidiaries (the “Company”) of our report dated March 5, 2021, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ArmaninoLLP

July 6, 2021	San Jose, California